EXHIBIT 99.1


HON INDUSTRIES           P.O. Box 1109, Muscatine, Iowa  52761-7109

News Release
FOR INFORMATION CONTACT:  David Stuebe, Vice President and
                          Chief Financial Officer  (319) 264-7400
                          Beth Coronelli, Investor Relations Manager
                          (319) 264-7992

             HON INDUSTRIES ANNOUNCES PLANS TO FORM
                  NEW HEARTH SERVICES DIVISION

Muscatine, IA (January 31, 2000) - HON INDUSTRIES Inc. (NYSE:HNI) today announced that its Hearth Technologies Inc. subsidiary signed agreements to acquire two leading hearth products distri-butors, American Fireplace Company (AFC) and the Allied Group (Allied). AFC and Allied, with combined 1999 sales of nearly $200 million, will be joined to form Hearth Services Inc., a subsidiary of Hearth Technologies Inc. AFC and Allied's manage-ment team will remain to lead Hearth Services.

AFC and Allied sell, install, and service a broad range of gas- and wood-burning fireplaces as well as fireplace mantels, surrounds, facings and other accessories. Together, AFC and Allied have a leading presence in all three of the primary distribution channels for hearth products: builder, retail and dealer. AFC and Allied have developed strong relationships with leading local, regional and national homebuilders, and have built a network of 20 retail showrooms and approximately 800 independent dealers. AFC's opera-tions are focused in the Mid-Atlantic region, and Allied's opera-tions are focused in the Midwest.

AFC is comprised of Hearth and Home, Inc. and Thulman Eastern.
The Allied Group includes Allied Fireside, Inc., Fireplace & Spa
Inc., Madison Fire Place, Inc., and The Minocqua Fireplace Company.

"This strategic expansion to provide service solutions, through the development of long-term alliances with distribution partners, brings us closer to the hearth products consumer, dealers and builders. Forming a synergistic relationship between manufacturing and distribution allows us to better understand and serve the needs of our customers," said Jack D. Michaels, HON INDUSTRIES' Chairman, President and CEO. "Sharing best practices helps Hearth Technologies understand the challenges of all our distributors and enables us to develop programs to better serve customers."

"Hearth Services will offer a broad range of value-added products and services, including education and training, hearth accessories, expanded installation programs, and excellent customer support," Michaels added. "Expanding the service component of our hearth business allows us to strengthen our leadership position, grow in a profitable industry, and leverage our strong brand names, such as Heatilator and Heat-N-Glo, across the hearth market."

"There is a strong cultural fit between the companies coming together to form Hearth Services," Michaels commented. "We have worked closely with the current management of these partners in the past and are pleased they have agreed to take a leadership role in the new entity."

The acquisition is expected to close in early March 2000. While details of the transaction were not disclosed, it is anticipated the acquisition will not be dilutive to earnings.

HON INDUSTRIES Inc. is the nation's largest producer of value-oriented office furniture and the third largest manufacturer and marketer of office furniture in North American sales. It is also the nation's largest manufacturer and marketer of gas- and wood-burning fireplaces under its Hearth Technologies operating company. HON INDUSTRIES' common stock is traded on the New York Stock Exchange under the symbol HNI.


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This release contains forward-looking statements relating to financial performance. Forward-looking statements are not guarantees of future performance and involve risks and uncertain-ties, including those relating to the introduction and customer acceptance of new products, achieving financial benefits from productivity improvements, the company's ability to attract and retain the necessary workforce to meet sales demand, and the level of sales by the company's distributors and dealers. For a more detailed presentation of risks and uncertainties, see the company's filings with the Securities and Exchange Commission, including the company's annual and quarterly reports on forms 10-K and 10-Q.